UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 8, 2011

BMB MUNAI, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-33034	30-0233726
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification Number)

202 Dostyk Ave., 4th Floor, Almaty, Kazakhstan
(Address of principal executive offices)

050051
(Zip code)

+7 (727) 237-51-25
(Registrant’s telephone number, including area code)

N/A
(Former name of former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 8, 2011, BMB Munai, Inc. (the “Company”) entered into agreements to restructure its outstanding U.S. $60 million aggregate principal amount 9.0% Convertible Senior Notes due 2012 (the “Original Notes”).  In connection with restructuring the Original Notes (the “Note Restructure”), and as more fully described in this report, the Company, among other things:

●	increased the coupon rate of the Original Notes from 9.0% to 10.75%;
●	made a $1.0 million cash payment to holders of the Original Notes;
●	increased the aggregate principal amount of the Original Notes from $60.0 million to $61.4 million;
●	extended the maturity date of the Original Notes from July 13, 2012 to July 13, 2013;
●	granted the holders of the Original Notes a new put option, exercisable one year prior to the new maturity date;
●
agreed to additional covenant restrictions, including a limitation on indebtedness that the Company may incur, a restriction on the capital expenditures the Company may make, a prohibition on paying dividends on shares of the Company’s common stock and a limitation on the investments the Company may make;

●	agreed to semi-annual principal amortization payments of 30% of the Company’s excess cash flow, if any; and
●	granted the holders of the Original Notes director nominee rights with respect to the Company and Emir Oil LLP (“Emir”).

In connection with the Note Restructure, the Company entered into the following agreements on March 8, 2011:

●	a Note Restructuring Agreement, dated as of March 4, 2011, by and among the Company and the holders of the Original Notes (“Note Restructuring Agreement”);
●	a Supplemental Indenture No. 6, dated as of March 4, 2011 (“Supplemental Indenture No. 6”), between the Company and The Bank of New York Mellon, as trustee (the “Trustee”);
●	an Amended and Restated Indenture, dated as of March 4, 2011, between the Company and the Trustee (“Amended Indenture”); and
●
an Investors Rights Agreement, dated as of March 4, 2011, by and among the Company, Boris Cherdabayev, Toleush Tolmakov and the holders of the Senior Notes, as defined below (“Investor Rights Agreement”).

Note Restructuring Agreement

As provided in the Note Restructuring Agreement, the Original Notes were delivered to the Trustee for cancellation and in substitution the Company issued $61.4 million in principal amount of 10.75% Convertible Senior Notes due 2013 (the “Senior Notes”) on a pro rata basis in accordance with the aggregate outstanding balances of the holders’ respective Original Notes.  In connection with the issuance of the Senior Notes, (i) the Company entered into Supplemental Indenture No. 6 and the Amended Indenture with the Trustee and (ii) the terms of the Original Indenture (as defined below) were superseded by the terms of the Amended Indenture.

The Senior Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”).  The Company offered and exchanged the Senior Notes to holders of the Original Notes in accordance with Regulation D and Regulation S under the Securities Act.  All of the holders of the Original Notes were accredited investors and were fully informed in the transaction.  The Company realized no proceeds from the issuance of Senior Notes.

As discussed in more detail below, the Note Restructuring Agreement also provides, subject to approval of the Company’s common stockholders and to the receipt of any necessary regulatory approvals, for a reduction in the future in the conversion price of the Senior Notes from $7.2094 per share to $2.00 per share with a corresponding reduction in the minimum conversion price of the Senior Notes from $6.95 per share to $1.00 per share (the “Conversion Price Reduction”).

In connection with the Note Restructure, the Amended Indenture provided approval by holders of the Senior Notes for the sale (the “Sale”) of Emir, the Company’s wholly-owned operating subsidiary, to Palaeontol B. V. (the “Buyer”), a subsidiary of MIE Holdings Corporation (“MIE”), pursuant to the Participation Interest Purchase Agreement dated February 14, 2011 among the Company, the Buyer and MIE (the “Purchase Agreement”). Upon consummation of the Sale, the Company is required to redeem each Senior Note for 100% of such Senior Note’s outstanding principal amount, together with interest accrued to such date, out of the proceeds of the Sale.

Supplemental Indenture No. 6

Supplemental Indenture No. 6 provides that the Indenture, dated as of September 19, 2007, between the Company and the Trustee, as supplemented and amended (the “Original Indenture”) is amended and restated by the Amended Indenture.  The Amended Indenture is a continuation of, and not a novation of, the Original Indenture, although the terms of the Amended Indenture supersede in their entirety the terms of the Original Indenture from the date of Supplemental Indenture No. 6.

Amended Indenture

The Senior Notes were issued pursuant to the Amended Indenture and are governed by the terms set forth in the Amended Indenture, and those made part of the Amended Indenture by reference to the Trust Indenture Act of 1939, as amended.  The Senior Notes were issued in denominations of $100,000 and integral multiples of $1 in excess thereof.  For every $100,000 in principal in Original Notes held by any holder of the Original Notes, such holder received Senior Notes in the principal amount of $102,333.  The Senior Notes constitute direct, unsubordinated and unsecured interest bearing obligations of the Company.

Principal and Interest. The Senior Notes carry a 10.75% coupon after January 13, 2011, and have a yield to maturity of 107.2%. Interest will be paid at a rate of 10.75% per annum on the principal amount of the Senior Notes payable semiannually in arrears on January 13 and July 13 of each year, commencing on July 13, 2011.  The Amended Indenture also provides for the payment of supplemental interest to the holders of the Senior Notes (the “Holders”) of 3% per annum if the Company fails to meet certain registration and listing requirements as discussed in more detail under the subheading “Investor Rights Agreement” of this report, through the date that such registration and listing requirements have been met by the Company.  The Company may also be required to pay supplemental interest if the price of Brent oil per barrel is equal to or greater than $80 and the Company’s average aggregate production volume is equal to or greater than 3,000 barrels per day during a specified period.

The Amended Indenture provides that on each January 13 and July 13, beginning on July 13, 2011 and through July 13, 2013, principal of the Senior Notes is to be paid in an amount equal to 30% of the Excess Cash Flow of the Company, if any, as defined in the Amended Indenture, for the relevant six-month period from April 1 to September 30 or from October 1 through March 31.

In addition, if the “cash and cash equivalents” line item in the Company’s consolidated balance sheet prepared in accordance with U.S. GAAP as of the last day of any fiscal quarter of the Company exceeds $15 million, the Company is to immediately pay such excess to the Trustee, and the Trustee is to apply those amounts in full to the payment of the outstanding principal of the Senior Notes on the next Principal Payment Date.

Conversion of the Senior Notes. The Senior Notes are convertible into the Company’s common shares at any time until all sums payable under the Amended Indenture have been paid by the Company.  The conversion price of the Senior Notes is currently $7.2094 per share, and the minimum conversion price is currently $6.95 per share.  The Company has agreed that upon the fulfillment of the conditions described below, the Conversion Price Reduction will be effected whereby the conversion price will be reduced to $2.00 per share, subject to certain adjustment events, and that the minimum conversion price will be reduced to a floor of $1.00 per share.

The Conversion Price Reduction did not occur at the time the Company entered into the Amended Indenture, because it is subject to approval of the Company’s common stockholders.  The Company has agreed to file a proxy statement and other proxy solicitation materials with the U.S. Securities and Exchange Commission (the “SEC”) to distribute such proxy solicitation materials to the Company’s common stockholders and to seek approval of the Company’s common stockholders of the Conversion Price Reduction.  The Company obtained an undertaking from its directors and officers, representing approximately 24% of the outstanding common stock, to vote their shares in favor of the Conversion Price Reduction at the time the Amended Indenture was signed.

The Conversion Price Reduction may also be subject to the approval of the Ministry of Oil and Gas of the Republic of Kazakhstan (the “Kazkakhstan Ministry”).  The Company has agreed it will seek clarification from the Kazakhstan Ministry as to whether such approval is necessary, although the Company is not obligated to seek such clarification until it has received the approval of the Kazakhstan Ministry of the Sale, and if the approval of the Sale has been obtained, the Company may delay seeking such clarification to the extent the Company believes in good faith that it would adversely affect the approval of the Kazakhstan Ministry granted for the Sale.  If the Kazakhstan Ministry confirms that its approval is not necessary, the Company will execute a supplemental indenture to effect the Conversion Price Reduction on the later to occur of (a) confirmation that the approval of the Kazakhstan Ministry is not required for the Conversion Price Reduction and (b) stockholder approval of such reduction.  If the Kazakhstan Ministry confirms that its approval is required for the Conversion Price Reduction, the Company is required to promply seek that approval.

The conversion price of the Senior Notes is subject to customary adjustments.  Notwithstanding any provision that permits or requires adjustment to the conversion price, no adjustment of the conversion price is to be made that would reduce the price below the minimum conversion price.  The number of shares to be issued upon the exercise of a conversion right will be determined by dividing the principal amount of the Senior Note being converted by the conversion price in effect on the conversion.

Mandatory and Optional Redemption of the Notes.  The Senior Notes are due on July 13, 2013 (the “Maturity Date”), and are to be redeemed on that date at a price equal to 107.2% of their outstanding principal amount plus, if the Conversion Price Reduction has not occurred by that date, a premium equal to the excess, if any, of (i) the principal amount of the Senior Notes redeemed multiplied by a fraction the numerator of which is the current market price of the share and the denominator of which is $2.00 (subject to adjustment as described above) over (ii) the principal amount of the Senior Notes redeemed (the “Put/Redemption Premium”).  As indicated above, upon consummation of the Sale, the Company is required to redeem each Senior Note for 100% of such Senior Note’s outstanding principal amount, together with interest accrued to such date.

Each holder of Senior Notes has the right to require the Company to redeem all or a portion of such holder’s Senior Notes at a price equal to 102.7% of the principal amount of such Senior Note plus any accrued and unpaid interest to the date fixed for redemption (and, if the Conversion Price Reduction has not occurred, the Put/Redemption Premium), on July 13, 2012.

In addition, the Amended Indenture provides that if the Conversion Price Reduction has not occurred on the earlier of (a) the date that is 10 business days after the approval of the Kazakhstan Ministry has been obtained or the date on which it is determined that such approval is not required or (b) December 30, 2011, then any holder of Senior Notes may redeem its Senior Notes at a price equal to 104% of such Senior Note’s face amount, plus a Put/Redemption Premium; however, the holders have agreed that they may not exercise such option to redeem unless the Purchase Agreement and Sale transaction have been terminated.

Each holder of Senior Notes also has the right to require the Company to redeem all or a portion of such holder’s Senior Notes at a price equal to 110% of the principal amount of such Senior Note (plus any accrued and unpaid interest to the date fixed for redemption and, if the Conversion Price Reduction has not occurred, the Put/Redemption Premium) upon the occurrence of a Change of Control Event, as defined in the Amended Indenture.  Under the Amended Indenture, the Sale is not considered a Change of Control Event.

The Company has the right to redeem the Senior Notes in whole, but not in part at 104%, or in connection with or following a Change of Control Event at 110%, of the principal amount of the Senior Notes, together with accrued but unpaid interest to the date fixed for redemption (and, if the Conversion Price Reduction has not occurred, the Put/Redemption Premium):

●
at any time on or after July 13, 2011 if the closing market price of the Company’s common stock exceeds 200% of the conversion price for a specified number of exchange business days, as more fully described in the Amended Indenture; or

●
at any time if prior to the date on which the relevant notice of redemption is given by the Company, less than 10% in principal amount of the Senior Notes originally issued (including any further notes consolidated and forming a single series with the Senior Notes at such date) remain outstanding.

Covenants, Events of Default and Remedies.  The Amended Indenture contains customary affirmative and negative covenants, events of default and remedies.  In addition to customary covenants, the Company has agreed to certain registration and listing obligations as more fully described under the subheading “Investors Rights Agreement” of this report and to certain covenant restrictions that were not in the Original Indenture, including a limitation on indebtedness that the Company may incur, a restriction on the capital expenditures the Company may make, a prohibition on paying dividends on shares of the Company’s common stock and a limitation on the investments the Company may make. In addition to customary remedies, the Amended Indenture also provides that if any holder of Senior Notes timely exercises its option to put its Senior Notes to the Company on July 13, 2012, and the Company does not redeem the Senior Notes accordingly, the Company is to appoint an independent investment bank, approved by the holders of a majority of the outstanding principal amount of the Senior Notes, to advise the Company and the holders on a sale of the Company.

Investors Rights Agreement

Pursuant to an Investors Rights Agreement, the Company granted certain registration, co-sale and board representation rights to the holders of the Senior Notes. The Company has agreed to file, by the earlier of (a) 30 days after the Purchase Agreement is terminated, or (b) November 14, 2011, and to pursue to effectiveness and maintain the effectiveness of, a registration statement with the SEC and a listing application with NYSE Amex covering the underlying shares of common stock issuable upon the conversion of the Senior Notes (collectively, the “Covered Securities”), until such time as the earlier to occur of: (a) the sale of all of the Covered Securities, or (b) one year following the Maturity Date.

Pursuant to the Investors Rights Agreement, in the event that Mr. Cherdabayev or Mr. Tolmakov sells shares to a third party prior to the repayment of the Senior Notes, the holders of the Senior Notes will have the right to participate in such a sale on a pro rata basis.  Also, if the Purchase Agreement is terminated, the holders will also have the right to nominate one member of the Company’s board of directors and one member of the board of directors (or equivalent body) of Emir.

The descriptions of the Note Restructuring Agreement, Supplemental Indenture No. 6, the Amended Indenture and the Investors Rights Agreement in this Current Report on Form 8-K are only summaries of those agreements and are qualified in their entirety by reference to the terms of each such agreement, copies of which are attached as exhibits to this Current Report on Form 8-K.

Information Regarding SEC Filings

The Company will file with the SEC and distribute to stockholders a proxy statement that will contain information about the Company, the Note Restructure, including the Conversion Price Reduction, the Sale, and related matters. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE CONVERSION PRICE REDUCTION. In addition to receiving the proxy statement from the Company by mail, stockholders will be able to obtain the proxy statement, as well as other filings containing information about the Company, without charge, from the SEC's website at www.sec.gov or, without charge, from the Company at its website at www.bmbmunai.com. This report is not a solicitation of a proxy.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the Conversion Price Reduction and the Sale.  Information concerning the Company’s directors and executive officers is set forth in the Company’s annual report on Form 10-K for the year ended March 31, 2010, which was filed with the SEC on June 24, 2010.  Additional information regarding the interests of the Company’s participants in the solicitation of proxies in connection with the proposed transactions will be included in the proxy statement to be filed with the SEC. The Company’s press releases and other information about the Company are available at the Company’s website.

Cautionary Note Regarding Forward-Looking Statements

This report contains “forward-looking” statements regarding the filing of a proxy statement, the delivery of a proxy statement to the Company’s common stockholders, the solicitation of proxies in connection with the Conversion Price Reduction and the Sale, and the Sale of Emir Oil.  All such forward-looking statements are subject to uncertainty and changes in circumstances, and there is no assurance the Note Restructure or the Sale will be consummated. Moreover, no forward-looking statements are guarantees of future results or performance and involve risks, assumptions and uncertainties that could cause actual events or results to differ materially from the events or results described in, or anticipated by, the forward-looking statements.  Factors that could materially affect such forward-looking statements include the failure of the Company to complete the contemplated SEC filings and solicitation of proxies or the failure to consummate the Sale.  All forward-looking statements are made only as of the date of this release and the Company assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances.  Readers should not place undue reliance on these forward-looking statements.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 4.1	Amended and Restated Indenture, dated as of March 4, 2011, between the Company and The Bank of New York Mellon, as trustee

Exhibit 10.1	Note Restructuring Agreement, dated as of March 4, 2011, by and among the Company and the holders of the Notes

Exhibit 10.2	Supplemental Indenture No. 6, dated as of March 4, 2011, between the Company and The Bank of New York Mellon, as trustee

Exhibit 10.3	Investors Rights Agreement, dated as of March 4, 2011, by and among the Company, Boris Cherdabayev, Toleush Tolmakov and the holders of the Senior Notes

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BMB MUNAI, INC.

Date: March 14, 2011	By:	/s/ Gamal Kulumbetov
Gamal Kulumbetov
Chief Executive Officer